Exhibit 99.1

Kona Grill Reports First Quarter 2016 Results

- Same-Store Sales Growth of 3.6% -

- Reaffirms 2016 Annual Guidance of 25% Growth in Restaurant Sales and Adjusted EBITDA –

- Increases 2016 Same-Store Sales Guidance from 2.0% to 2.5% -

SCOTTSDALE, AZ – May 4, 2016 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the first quarter ended March 31, 2016. The Company also reaffirmed 2016 restaurant sales, Adjusted EBITDA and annual development guidance and raised its annual same-store sales outlook.

First Quarter 2016 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 19.7% to $39.3 million.
●	Same-store sales increased 3.6% lapping a 2.2% gain from the prior year and marking growth in 22 of the last 23 quarters.
●	Restaurant operating profit*, a non-GAAP measure, increased 7.0% to $5.8 million compared to $5.4 million.
●	Net loss of $1.7 million, or ($0.15) per share compared to net loss of $0.9 million, or ($0.08) per share.
●	Adjusted EBITDA*, a non-GAAP measure, increased 5.9% to $2.6 million compared to $2.4 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Management Commentary

“Same-store sales growth of 3.6% reflects a great start to the year and demonstrates the strength of the Kona Grill brand in a soft casual dining environment as we outpaced the industry benchmark by 420 basis points, our highest rate of outperformance since 2014. We have now also extended our track record of same-store sales gains to 12 consecutive quarters and have achieved growth in 22 of the last 23 quarters,” said Berke Bakay, President and CEO of Kona Grill.

“The combination of strong same-store sales and the favorable commodities environment resulted in a 140 basis point improvement in operating profit margins to 18.5% at our comparable restaurant base. However, our non-comparable base average weekly sales and margins were negatively impacted by three new restaurants that have started off slower than anticipated. This was due in part to nearby construction which has limited visibility and access to them but we are working closely with our landlords to remedy. We believe that sales will ramp up as we build brand awareness and construction is completed in these centers. Above all, we remain confident that we can achieve our 2016 guidance of both restaurant sales and adjusted EBITDA growth of 25% as well as 20% unit growth.

“We have now executed international franchise agreements for the United Arab Emirates and Mexico for a total of twelve restaurants and are also holding ongoing discussions with groups for potential development in other territories. Together with our new partners, we are working diligently to open the first Kona Grill restaurants internationally during the first half of 2017. We consider the long-term potential for growth of the Kona Grill brand, internationally and domestically, to be substantial and are approaching that opportunity with great excitement and discipline,” Bakay concluded.

First Quarter 2016 Financial Results

Restaurant sales increased 19.7% to $39.3 million in the first quarter of 2016 compared to $32.8 million in the first quarter of 2015. The increase was primarily driven by operating week growth of 21.9% from seven restaurants opened since March 2015.

Same-store sales increased 3.6% in the first quarter of 2016 as compared to a 2.2% increase in the first quarter of 2015. The increase in same-store sales this year reflects a higher average check per customer, a slight increase in traffic as well as one additional operating day – Leap Day. These factors were slightly offset by the shift of Easter into the first quarter of 2016 from the second quarter of 2015.

Restaurant operating profit*, a non-GAAP measure, increased 7.0% in the first quarter of 2016 to $5.8 million compared to $5.4 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 14.7% compared to 16.4% in the first quarter of 2015. Excluding the three underperforming restaurants, restaurant operating profit would have increased 20.4% to $6.5 million or 17.4% as a percentage of restaurant sales.

Adjusted EBITDA*, a non-GAAP measure, increased 5.9% in the first quarter of 2016 to $2.6 million compared to $2.4 million in the same quarter last year. Excluding the three underperforming restaurants, Adjusted EBITDA would have increased 36.0% to $3.3 million.

Net loss in the first quarter of 2016 was $1.7 million, or ($0.15) per share, compared to net loss of $0.9 million, or ($0.08) per share, in the year-ago quarter. Included in the first quarter of 2016 net loss was approximately $0.02 per share in labor, occupancy and other costs incurred during the closure of the Company’s restaurant at Boca Park in Las Vegas for a remodel. The restaurant reopened on March 9, 2016 and was excluded from the comparable restaurant base same-store sales calculation during the first quarter of 2016.

At March 31, 2016, cash and cash equivalents totaled $3.5 million compared to $9.1 million at December 31, 2015. During the first quarter of 2016, the Company repurchased and retired 80,406 shares totaling $1.0 million under its $10.0 million stock repurchase plan authorized in November 2015. The Company had $5.0 million in borrowings on its $35.0 million line of credit at March 31, 2016.

Financial Guidance

The Company reaffirms its 2016 guidance of $179 million in restaurant sales compared to $143 million in 2015, representing 25% year-over-year growth and has increased its same-store sales growth estimate from 2.0% to 2.5%. The Company reaffirms its forecast of Adjusted EBITDA* of $15 million, representing 25% year-over-year growth.

The Company projects capital expenditures, net of tenant allowances, to range from $33 million to $35 million, primarily related to new restaurant development and remodeling initiatives.

Development Update

The Company expects to open eight restaurants in 2016, representing over 20% unit growth. The Company opened its first restaurant of the year in Irvine, California on April 12, 2016 and expects to open two additional restaurants in Minnetonka, Minnesota and Fairfax, Virginia during the second quarter of 2016.

International Development Update

On April 5, 2016 the Company entered into an agreement with Hakaya Collection, a subsidiary of RAK Hospitality Holding, for the development of six franchise locations in the United Arab Emirates over the next seven years. Earlier this year, the Company signed an agreement with Grupo Roma for the development of six franchise locations in Mexico over the next seven years.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2016. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-337-8169. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through June 4, 2016 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 7336443. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails. Kona Grill owns and operates 38 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 20 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas (2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Friendswood, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses and capital expenditures for 2016, expectations of new store openings and existing store remodels as well as international franchise development in 2017 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)

ASSETS
Cash and cash equivalents	$3,453	$9,055
Other current assets	2,890	4,309
Other assets	1,226	1,228
Property and equipment, net	95,831	87,252
Total assets	$103,400	$101,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$17,294	$18,830
Borrowings under credit facility	5,000	-
Long-term obligations	20,645	20,323
Stockholders’ equity	60,461	62,691
Total liabilities and stockholders’ equity	$103,400	$101,844

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)

Restaurant sales	$39,277	$32,807
Costs and expenses:
Cost of sales	10,501	9,062
Labor	14,118	11,388
Occupancy	3,249	2,357
Restaurant operating expenses	5,639	4,608
General and administrative	3,516	3,283
Preopening expense	711	817
Depreciation and amortization	3,121	2,184
Total costs and expenses	40,855	33,699
Income (loss) from operations	(1,578)	(892)
Interest expense, net	53	45
Income (loss) before income taxes	(1,631)	(937)
Income tax provision	25	(12)
Net income (loss)	$(1,656)	$(925)

Net income (loss) per share:
Basic	$(0.15)	$(0.08)
Diluted	$(0.15)	$(0.08)

Weighted average shares outstanding:
Basic	11,258	11,235
Diluted	11,258	11,235

Comprehensive income (loss)	$(1,656)	$(925)

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income (Loss) from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income (loss) from operations plus depreciation and amortization, preopening expense and stock-based compensation. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income (loss) from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended March 31, 2016 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$30,109	100.0%	$9,168	100.0%	$39,277	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	24,525	81.5%	8,982	98.0%	33,507	85.3%
Restaurant operating profit	5,584	18.5%	186	2.0%	5,770	14.7%
Less: General and administrative					3,516	9.0%
Add: Stock-based compensation					(299)	-0.8%
Adjusted EBITDA					2,553	6.5%
Less: Depreciation and amortization					3,121	7.9%
Less: Preopening expense					711	1.8%
Less: Stock-based compensation					299	0.8%
Income (loss) from operations					(1,578)	-4.0%

	Three Months Ended March 31, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$25,506	100.0%	$7,301	100.0%	$32,807	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	21,150	82.9%	6,265	85.8%	27,415	83.6%
Restaurant operating profit	4,356	17.1%	1,036	14.2%	5,392	16.4%
Less: General and administrative					3,283	10.0%
Add: Stock-based compensation					(301)	-0.9%
Adjusted EBITDA					2,410	7.3%
Less: Depreciation and amortization					2,184	6.7%
Less: Preopening expense					817	2.5%
Less: Stock-based compensation					301	0.9%
Income (loss) from operations					(892)	-2.7%

Certain amounts may not sum due to rounding.

Prior period data represents comparable and non-comparable base operating data at that time.

KONA GRILL, INC.

Selected Supplemental Operating Information

($ amounts in thousands)

	Three Months Ended March 31,
	2016	2015

Restaurants opened during the period	-	1
Restaurants at the end of the period	37	31

Comparable restaurants:
Restaurants at end of period	27	23
Operating weeks*	341	296
Average weekly sales*	$88.5	$86.6
Average unit volume*	$1,140	$1,113
Comparable restaurant sales percentage change*	3.6%	2.2%
Restaurant operating profit margin**	18.5%	17.1%

Non-comparable restaurants:
Restaurants at end of period	10	8
Operating weeks	130	91
Average weekly sales	$70.5	$80.4
Restaurant operating profit margin***	2.0%	14.2%

       Prior period data represents comparable and non-comparable base operating data at that time.

*     Information for the first quarter of 2016 excludes the period from January 1 - March 8 during which our Las Vegas (Boca Park) restaurant was closed for remodel.

**   Comparable restaurant operating profit margin for the first quarter of 2016 includes the impact of the Las Vegas (Boca Park) remodel closure. Excluding the remodel closure impact, comparable restaurant operating profit would have been 19.1%.

*** Non-comparable restaurant operating profit margin for the first quarter of 2016 excluding the three underperforming restaurants would have been approximately 12.7%.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com